Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) by and between 1-800-FLOWERS.COM, Inc., a corporation with an address of Two Jericho Plaza, Suite 200, Jericho, New York 115753 (the “Company”), and Hanft Ideas LLC, a company controlled by Adam Hanft with an address of 50 Astor Lane, Sands Point, NY 11050 (together with Mr. Hanft, “Consultant”, and, together with Mr. Hanft and the Company, the “Parties” and, each, a “Party”) is made and entered into as of December 20, 2023 (the “Effective Date”).

WHEREAS, Adam Hanft currently serves as a non-employee member of the Company’s Board of Directors (the “Board”);

WHEREAS, the Company wishes to engage Consultant as an independent contractor to perform services outside the scope of Mr. Hanft’s responsibilities in his capacity as a member of the Board;

NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration set forth in the Agreement, the receipt of which are hereby acknowledged, the Parties agree as follows:

1.    Services. During the term of the Agreement (the “Term”), Consultant shall provide to the Company the consulting services described in Exhibit A attached hereto (the “Services”), subject to the terms and conditions set forth herein. Consultant shall, in Consultant’s sole discretion, determine the means, manner and method of performing the Services, and will devote such time, attention and skill hereunder as is necessary to render the Services. The Company shall provide Consultant with such access to its premises, information and/or data as the Company determines, in its sole discretion, is necessary for the performance of the Services. Mr. Hanft’s Board service is separate from the Services and not subject to the Agreement.

2.    Term. The Term shall commence on the Effective Date and continue for a period of twelve (12) months, unless earlier terminated in accordance with Section 15 below.

3.    Fees. It is expressly understood and agreed that Consultant’s fees shall be as set forth in Exhibit A and such fees shall constitute the total consideration for everything furnished, provided, or done by Consultant in connection with the Agreement, including, without limitation, all Services rendered by Consultant, and any and all Work Product (as defined in Section 5 herein). Such fees shall be in addition to such compensation as Mr. Hanft may be entitled to receive as a member of the Board.

4.    Independent Contractor. It is expressly understood and agreed that Consultant is an independent contractor for the Services provided pursuant to the Agreement and Consultant is not an employee of the Company and/or any of its Affiliates (as defined in Section 6 herein). Nothing in the Agreement shall create or be construed to create any employee, partnership, joint venture or agency relationship between the Company and Consultant and Consultant shall not be considered, whether under the provisions of the Agreement or otherwise, as having the status of an employee of the Company and/or any of its Affiliates for any purpose whatsoever. In its capacity as independent contractor pursuant to the Agreement, Consultant agrees (i) to be solely responsible for the filing and payment of all income, payroll, Social Security, and/or other federal, state, or local taxes, unemployment insurance, disability insurance and/or workers’ compensation insurance required by federal, state or local law, (ii) that all payments received by Consultant from the Company will not be subject to tax withholding by the Company, and (iii) that Consultant is not covered by any health insurance, dental insurance, disability insurance, unemployment insurance, worker’s compensation, stock option, life insurance, pension, profit sharing and/or other employee benefit plan provided by or on behalf of the Company, and that Consultant has no right to nor will Consultant seek benefits or any form of payment from or through the Company under any such plans; provided that, Consultant shall be entitled to continue to be covered by the Company’s compensation and/or benefit plans, policies and programs for which Mr. Hanft may be eligible in his capacity as a member of the Board. The Parties further recognize that Consultant is responsible for determining the means and methods of the performance of all services undertaken by Consultant under the terms of the Agreement, has the exclusive right to direct and control the financial aspects of Consultant’s business operations, including the ability to earn a profit or suffer a financial loss under the Agreement.

PRIVATE AND CONFIDENTIAL

5.    Work Product. Consultant agrees that all of the results, proceeds, and deliverables of the Services, shall be owned, throughout the world, exclusively by the Company, including all copyright, trade secret, trademark, service mark, patent and all other intellectual property rights (collectively, “Intellectual Property Rights”) thereto. Consultant further agrees that all other writings, technology, inventions, discoveries, machines, formulae, improvements, software designs, computer programs, strategies, specific computer-related know-how, data, artwork, layouts, photographs, presentation files, videos, images, processes, techniques, methods, ideas, concepts, research proposals, original works of authorship, and materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, modified, conceived, or reduced to practice in the course of performing the Services, and the results thereof (collectively referred to as “Work Product”) shall be deemed as “work for hire,” of which the Company shall be deemed the author to the extent such works qualify as such in accordance with applicable law and intellectual property rights, including, but not limited to, copyright, patent, trade secret, and trademark rights, therein automatically and immediately vest in the Company. If for any reason, any Work Product may not qualify as “work for hire,” Consultant irrevocably assigns to the Company, for no additional consideration, all of Consultant’s right, title, and interest throughout the world in and to such Work Product, including the right to sue for past, present, and future infringement, misappropriation, or dilution thereof. To the extent any copyrights are assigned hereunder, Consultant hereby irrevocably waives in favor of the Company, to the extent permitted by applicable law, any and all claims Consultant may now or hereafter have in any jurisdiction to all rights of paternity or attribution, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” in relation to all Work Product to which the assigned copyrights apply. Consultant agrees that the Company shall own all Intellectual Property Rights worldwide, with respect to any Work Product discovered, created or developed under the Agreement without regard to the origin of the Work Product and warrants and represents that Consultant has not licensed or assigned the Work Product to any other person or party and that Consultant has lawful right and authority to enter into the Agreement. Upon the reasonable request of the Company, during and after the Term, Consultant shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, and provide such further cooperation, as may be necessary to assist the Company to apply for, prosecute, register, maintain, perfect, record or enforce its rights in any Work Product and all intellectual property rights therein. In the event the Company is unable, after reasonable effort, to obtain Consultant’s signature on any such documents, Consultant hereby irrevocably designates and appoints the Company as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Work Product with the same legal force and effect as if Consultant had executed them. Consultant agrees that this power of attorney is coupled with an interest therein.

6.    Company Materials. As between Consultant and the Company, the Company is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, and other materials provided or made available to Consultant by the Company (“Company Materials”), including all Intellectual Property Rights therein. Consultant has no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform, or display any Company Materials except during the Term to the extent necessary to perform Consultant’s obligations under the Agreement. All other rights in and to the Company Materials are expressly reserved by the Company. Consultant has no right or license to use the Company’s or any of its Affiliates’ trademarks, service marks, trade names, logos, symbols, or brand names, unless such right or license is expressly granted by Company in a written amendment, or separate written agreement, signed by the Parties. For purposes of the Agreement, the term “Affiliate” shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with, a Party.

PRIVATE AND CONFIDENTIAL

7.    Confidentiality. Consultant hereby recognizes and acknowledges that, during the course of or in connection with Consultant’s performance of the Services or other services in connection with the Agreement, the Company may provide access to or disclose to Consultant certain Confidential Information, as defined herein. For purposes of the Agreement, the term “Confidential Information” shall mean any information, communication or data, in any form, including, but not limited to, oral, written, graphic or electromagnetic forms, models or samples that the Company and/or any of its Affiliates desires to protect against unrestricted disclosure, access, or use, including, without limitation, the term and conditions of the Agreement, business information, network infrastructure, technology environment, floral designs and/or recipes, financial data, pricing, marketing data, plans or strategies, trade secrets, operations of the Company, its Affiliates, or their suppliers or customers, and that which is designated as proprietary or confidential. All such Confidential Information shall remain the sole property of the Company, and its confidentiality shall be maintained and protected by Consultant with the same degree of care as Consultant uses for Consultant’s own confidential and proprietary information (but in no event less than a reasonable degree of care) and Consultant shall not use the Confidential Information for any purpose other than for performance of the Services, and shall not disclose such Confidential Information to any third party, except to persons or entities on a “need to know” basis as required to perform the Services (and provided that, prior to disclosure to such persons or entities, Consultant ensures that such persons or entities are subject to confidentiality, non-disclosure and non-use obligations concerning the Confidential Information, which are at least as restrictive as the terms hereof). Any Confidential Information that Consultant develops in connection with the Services, including, but not limited to, any Work Product, shall be subject to the terms and conditions of this provision. The restrictions on the use, access, or disclosure of any Confidential Information shall not apply to information that is “Confidential Information” within the meaning hereof (i) after it has become generally available to the public without breach of the Agreement by Consultant, or (ii) which the Company authorizes in writing may be disclosed.

8.    Protected Rights. Consultant understands that nothing contained in the Agreement limits Consultant’s ability to file a charge or complaint with the U.S. Securities and Exchange Commission, or any other federal, state, or local governmental regulatory or law enforcement agency (“Government Agencies”). Consultant further understands that nothing in the Agreement limits Consultant’s ability to communicate with any Government Agencies or otherwise participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to or approval from the Company. Consultant can provide confidential information to Government Agencies without risk of being held liable by the Company for liquidated damages or other financial penalties. The Agreement also does not limit Consultant’s right to receive an award for information provided to any Government Agencies. Furthermore, notwithstanding any provision of the Agreement, pursuant to the Defense of Trade Secrets Act of 2016, (a) Consultant will not be held criminally liable under any federal or state trade secret law for any disclosure of a trade secret that (i) is made in confidence to a federal, state or local government official, either directly or indirectly, or to any attorney and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding, and (b) if Consultant files a lawsuit for retaliation for reporting a suspected violation of law, Consultant may disclose the Company’s trade secrets to Consultant’s attorney and use the trade secret information in a court proceeding if it files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

PRIVATE AND CONFIDENTIAL

9.    Representations and Warranties. Consultant represents and warrants as follows: (i) Consultant has the right to enter into the Agreement, to grant the rights granted herein, and to perform fully all of Consultant’s obligations in the Agreement; (ii) Consultant’s execution of the Agreement and performance of the Services will not result in a breach or constitute a default under any agreements to which Consultant is a party or by which Consultant is bound; (iii) Consultant is highly skilled and experienced in the performance of the Services and possesses the expertise needed to provide the Services and the Company is relying upon such; (iv) Consultant shall perform the Services in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services and in compliance with all laws, rules and regulations of governmental authorities having jurisdiction; (v) Consultant shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner; (vi) the Company will receive good and valid title to all Work Product, free and clear of all encumbrances and liens of any kind; and (vii) all Work Product produced and delivered hereunder will not, to the best of Consultant’s knowledge, directly or indirectly infringe upon any patent, copyright, trade secret, intellectual property, or other proprietary, property or privacy right of any third party.

10.    Compliance with Rules and Regulations. Consultant acknowledges that Consultant is (i) aware that the United States securities laws may prohibit any person who has material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such a person is likely to purchase or sell such securities, and (ii) familiar with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder to the extent they relate to the matters referred to in this Section 10. In addition to the confidentiality requirements set forth in Section 7 above, Consultant agrees that Consultant shall not use or cause any third party to use, and that Consultant shall use reasonable efforts to assure that none of Consultant’s Affiliates or representatives shall use or cause any third party to use, any Confidential Information in contravention of the United States securities laws, including the Exchange Act or any rules and regulations promulgated thereunder. Consultant further agrees to comply with all applicable federal and state laws, including, but not limited to, the Foreign Corrupt Practices Act of 1977.

11.    Limitation of Liability. Except for claims under Sections 7, 9, 10 and/or 12 of the Agreement, in no event shall either Party be liable to the other Party for any special, incidental, consequential, indirect, or punitive damages (including, but not limited to, lost profits and lost opportunities), arising out of or relating to the Agreement, regardless of whether such liability is based on breach of contract, tort, strict liability, warranties, failure of essential purpose, loss of goodwill or otherwise, and even if advised of the possibility of such damages.

12.    Consultant Indemnification. Consultant shall defend, indemnify and hold harmless the Company, its Affiliates, and their respective directors, officers, employees, agents, parents and affiliates, and assigns from and against any and all claims, actions, suits, damages, losses, deficiencies, liabilities, obligations, commitments, costs or expenses of any kind or nature whatsoever (including reasonable attorney’s fees and expenses incurred in investigating and defending against the same and interest) arising out of or in connection with (i) bodily injury, death of any person, or damage to real or tangible personal property resulting from Consultant’s acts or omissions in the performance of the Services, (ii) any breach by Consultant of any of the terms of the Agreement, (iii) Consultant’s obligations under the Agreement, (iv) any negligence, willful misconduct, act or omission of Consultant in connection with the provision of Services, (v) any claim of infringement or other violation regarding the Work Product (including, without limitation, any alleged infringement of any Intellectual Property Rights), and (vi) any notice, claim, or determination by any federal, state, or local government or their agencies, including, without limitation, the Internal Revenue Service, Worker’s Compensation, Department of Labor (or other similar state department) that seeks to levy any tax or other financial obligation on the Company based on, or in any way relating to, the Company’s classification of Consultant as an independent contractor. The Company may satisfy such indemnity (in whole or in part) by way of deduction from any payment due to Consultant.

PRIVATE AND CONFIDENTIAL

13.    Notice. Any notice to be given hereunder shall be in writing and sent by overnight courier or United States registered or certified mail, to the address of the receiving Party indicated above, or at such other address as may hereafter be furnished in writing by either Party hereto to the other. Consultant shall also send a copy of any notice sent to the Company to 1-800-FLOWERS.COM, Inc., Two Jericho Plaza, Suite 200, Jericho, New York 115753, Attn: General Counsel.

14.    Other Business Activities. Consultant understands and agrees that Consultant’s Services are non-exclusive, and the Company reserves the right, in its sole discretion, to retain the services of other persons or entities that may be the same or similar to the Services. Consultant further understands and agrees that nothing in the Agreement shall be deemed to obligate Consultant to perform the Services for any specific days or times and that Consultant is free to choose the days and times Consultant will be available to provide the Services; provided, however, that Consultant agrees to use best efforts to complete the Services in accordance with any estimated completion date set forth in Exhibit A or as otherwise agreed to by the Parties.

15.    Termination. Either Party may terminate the Agreement upon not less than ninety (90) days’ prior written notice. In the event of termination pursuant to this provision, the Company shall pay Consultant on a pro rata basis any fees then due and payable for the period completed up to and including the date of termination. The ability of either Party to terminate the Agreement shall in no way be interpreted as an at-will employment provision and shall not otherwise affect Consultant’s status as an independent contractor under the Agreement. Upon expiration or termination of the Agreement, Consultant shall immediately return to the Company (i) all Company Materials, including, but not limited to, all hardware, software, tools, equipment, or other materials, such as notes, memoranda, reports, and documents, provided by the Company to, and for use by, Consultant, (ii) all Confidential Information, in any form or medium, together with all copies thereof, and any tangible documents and materials containing, reflecting, incorporating, or based on Confidential Information, (iii) all deliverables (whether complete or incomplete) that resulted from or were provided in connection with the Services (“Deliverables”), and (iv) all Work Product. Upon Company’s written request, Consultant shall verify in writing that all materials, Company Materials, Confidential Information, Deliverables, and Work Product have been returned and that no additional copies of such materials, Company Materials, Confidential Information, Deliverables, and Work Product, have been made. Expiration or termination of the Agreement will not affect any rights or obligations that are to survive the expiration or termination of the Agreement.

16.    Personal Services/Assignment. The Agreement is a personal services agreement and Consultant represents and warrants to the Company that Adam Hanft will personally perform the Services. Neither Party may assign any rights or delegate or subcontract any obligations under the Agreement without the prior written consent of the other Party, except that such consent shall not be required in connection with the Company’s transfer or assignment to an acquirer of all or substantially all of the Company’s capital stock, assets, or equity interests. Subject to the limits on assignment stated above, the Agreement will inure to the benefit of, be binding on and be enforceable against each of the Parties and their respective successors and assigns.

17.    Waiver. No failure or delay by either Party to exercise, and no course of dealing with respect to, any right of any such party regarding an obligation of the other Party, shall operate as a waiver thereof, unless agreed to in writing by both Parties. Any single or partial waiver by either Party of any obligation of the other Party under the Agreement shall constitute a waiver of such obligation only as specified in such waiver and shall not constitute a waiver of any other obligation.

PRIVATE AND CONFIDENTIAL

18.    Choice of Law/Venue and Waiver of Jury. The Agreement shall be interpreted, governed, construed, and enforced in accordance with the laws of the State of New York without regard to its conflicts of law provisions and the Parties hereby consent and submit to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, Nassau County and the United States District Court, Eastern District of New York for any dispute arising out of, under, or related to the Agreement. EACH PARTY SPECIFICALLY WAIVES TRIAL BY JURY.

19.    Survival. Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 15, 16, 17, 18, this Section 19, 21 and 22 of the Agreement are deemed to survive its termination or expiration.

20.    Security Compliance. During the term of the Agreement, Consultant shall fully comply with all of the Company’s data privacy and security rules, regulations, policies, guidelines, and procedures of which the Company makes Consultant aware.

21.    Entire Agreement. The Agreement, including Exhibit A hereto, constitutes the sole, entire and existing agreement between the Parties, and supersedes all prior discussions, representations, agreements or understandings, whether oral or written, expressed or implied, between the Parties. The Agreement may only be amended or modified in a writing signed by both Parties. If any provision of the Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

22.    Attorneys’ Fees. The prevailing Party in any action or proceeding to enforce the terms of the Agreement or any rights or obligations hereunder shall be entitled to receive as part of a judgment its reasonable attorneys’ fees, costs and expenses incurred in that action or proceeding.

23.    Counterparts. The Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. A signature made on a faxed or electronically mailed copy of the Agreement or a signature transmitted by fax or electronic mail, or which is made electronically, shall, for all purposes, be deemed an original and in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS]

PRIVATE AND CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed the Agreement as of the Effective Date.

1-800-FLOWERS.COM, INC.

By:	/s/ James F. McCann
Name: James F. McCann
Title: Chairman and CEO

Date: Dec. 21, 2023

HANFT IDEAS LLC

By:	/s/ Adam Hanft
Name: Adam Hanft
Title: CEO

Date: Dec. 20, 2023

ADAM HANFT

Signed:	/s/ Adam Hanft

Date: Dec. 20, 2023

PRIVATE AND CONFIDENTIAL

EXHIBIT A

Description of Services

Consultant shall provide advice and assistance with respect to the following:

(i)	designing the “rails” process for coordinating the Company’s marketing activities;

(ii)	assisting with the development of the Company’s “content leading” messaging;

(iii)	tuning the creative elements of the Company’s messaging copy, headlines, photography, etc.; and/or

(iv)	other marketing and creative requests as may be reasonably requested by the Company.

The Chief Executive Officer of the Company or his designee shall provide oversight and guidance to Consultant with respect to the Services.

Fees and Payment

Consultant shall be paid fees at an annual rate of One Hundred Thousand and 00/100 Dollars ($100,000.00), paid in equal quarterly installments. The initial installment shall be paid within five (5) business days of the Effective Date and each subsequent installment shall be paid in arrears within five (5) business days of the subsequent three (3) quarterly anniversaries of the Effective Date.

PRIVATE AND CONFIDENTIAL